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Exhibit 16


                     Computation of Performance Quotations
                     -------------------------------------


     Average annual total return figures for the current one year period, five year period, and life of fund ending October 31, 1995, are calculated as follows:

                     n                     1/n
Formula:       P(1+T) = ERV; or T = (ERV/p)    - 1

Where         P = hypothetical initial investment of $1,000
              T = average annual total return
              n = number of years
            ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

     One year period:

                  9.68% = (1,096.82/1,000) - 1

     Five year period:

                                       1/5
                  7.10% = (1,409/1,000)    - 1

     Life of Fund (from December 13, 1985)

                                       1/9.8333
                  7.52% = (2,041/1,000)         - 1

     Cumulative total return figures for the period beginning December 13, 1985, and ending October 31, 1995 are calculated as follows:

Formula:       CTR = ERV - P x 100
                     -------
                        P

Where:      CTR = cumulative total return
            ERV = ending redeemable value at the end of the period of a hypothetical $1,000 payment made at the beginning of the period
              P = initial payment of $1,000

                  104.10% = [(2,041 - 1,000)/1000] x 100